Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-211259) of South Jersey Industries, Inc. of our report dated February 11, 2016 relating to the financial statements of Elizabethtown Gas, which appears in this Current Report on Form 8‑K.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
April 17, 2018